August 4, 2011

Davlin Philanthropic Funds

44 River Road, Suite A

Wayland, MA 01778

Re:

Davlin Philanthropic Funds - File Nos. 333-149064 and 811-22178

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Davlin Philanthropic Funds Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 4 under the Securities Act of 1933 (Amendment No. 5 under the Investment Company Act of 1940) (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

_/s/ THOMPSON HINE LLP __________________

THOMPSON HINE LLP

738745.4